UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________________

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 1, 2009

CORNERSTONE GROWTH & INCOME REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-139704	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

As reported in our Current Report on Form 8-K dated May 1, 2009, we purchased an existing assisted–living facility, Windsor Oaks (the “Property”), from Oaks Holdings, LLC, an unaffiliated party, for a purchase price of $4.5 million.  The acquisition was funded with net proceeds raised from our ongoing public offering and a loan obtained from The PrivateBank and Trust Company.

The Property consists of 36 assisted-living units in two adjacent, 8,800 square foot, single-story buildings, and is situated on approximately two acres of land in Bradenton, Florida. The facility was built in 1996, with major renovations completed in 2003.  Of the 36 units, half are assisted-living units, while the other half are designated as memory care units.  The Property is currently 100% occupied, and has experienced average monthly occupancy of above 94% since January 2006. The Property will continue to be managed by an unaffiliated management company, Legend Senior Living.

We do not intend to make significant renovations or improvements to the property and believe that the Property is adequately insured. To qualify as a REIT, we cannot directly operate assisted-living facilities.  Therefore, we have formed a wholly owned taxable REIT subsidiary, or TRS, and Windsor Oaks will be operated pursuant to a lease with our TRS. Our TRS has engaged Legend Senior Living to operate the assisted-living facility.  Under the management contract, Legend Senior Living has direct control of the daily operations of the Property.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  The following financial statements relating to the Property are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated May 1, 2009 and are filed herewith and incorporated herein by reference.

Oaks Holdings, LLC

(b)           Pro Forma Financial Information.  The following unaudited pro forma financial statements of Cornerstone Growth & Income REIT, Inc. relating to the acquisition of the Property are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated May 1, 2009 and are filed herewith and incorporated herein by reference.

Cornerstone Growth & Income REIT, Inc.

Summary of Unaudited Pro Forma Financial Information	13

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2009	14

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2008	16

Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2009	18

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE GROWTH & INCOME REIT, INC

By:	/s/ SHARON C. KAISER
Sharon C. Kaiser, Chief Financial Officer

Dated: July 15, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Cornerstone Growth & Income REIT, Inc.
Irvine, CA

We have audited the accompanying balance sheet of Oaks Holdings, LLC (the "Company") as of December 31, 2008, and the related statements of operations, members’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Oaks Holdings, LLC as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, CA
July 13, 2009

Oaks Holdings, LLC
BALANCE SHEETS

	December 31, 2008	March 31, 2009
		(unaudited)
ASSETS
Cash and cash equivalents	$111,000	$71,000
Leasehold improvements and equipment, net	30,000	31,000
Tenant and other receivables	14,000	19,000
Prepaid expenses and deposits	10,000	25,000
Total assets	$165,000	$146,000

LIABILITIES AND MEMBERS’ DEFICIT
Liabilities:
Accounts payable and accrued liabilities	$69,000	$66,000
Prepaid rent	45,000	60,000
Deferred rent liability	254,000	254,000
Total liabilities	368,000	380,000

Commitments and contingencies (Note 6)

Members' deficit	(203,000)	(234,000)
Total liabilities and members' deficit	$165,000	$146,000

The accompanying notes are an integral part of these financial statements.

Oaks Holdings, LLC
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2008	Three Months ended March 31, 2008	Three Months ended March 31, 2009
Revenues:		(unaudited)	(unaudited)

Rental revenues	$1,237,000	$307,000	$308,000
Other income	279,000	61,000	73,000
	1,516,000	368,000	381,000
Expenses:
Property operating and maintenance	1,294,000	320,000	334,000
Depreciation and amortization	3,000	-	1,000
	1,297,000	320,000	335,000

Net income	$219,000	$48,000	$46,000

The accompanying notes are an integral part of these financial statements.

Oaks Holdings, LLC
STATEMENTS OF MEMBERS' DEFICIT

Total

Balance – January 1, 2008	$(224,000)

Distributions	(198,000)
Net income	219,000

Balance – December 31, 2008	(203,000)

Distributions	(77,000)
Net income	46,000

Balance – March 31, 2009 (unaudited)	$(234,000)

The accompanying notes are an integral part of these financial statements.

Oaks Holdings, LLC
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2008	Three Months Ended March 31, 2008	Three Months Ended March 31, 2009
		(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$219,000	$48,000	$46,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities: by operating activities:
Depreciation and amortization	3,000	-	1,000
Provision for bad debts	8,000	-	12,000
Changes in operating assets and liabilities:
Tenant and other receivables	(11,000)	5,000	(17,000)
Prepaid expenses and deposits	(2,000)	(13,000)	(15,000)
Accounts payable, accrued expenses and deferred rent liability	(10,000)	(51,000)	(3,000)
Prepaid rent	29,000	5,000	15,000
Net cash provided by (used in) operating activities	236,000	(6,000)	39,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to leasehold improvements and equipment	(18,000)	(16,000)	(2,000)
Net cash used in investing activities	(18,000)	(16,000)	(2,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to members	(198,000)	(35,000)	(77,000)
Net cash used in financing activities	(198,000)	(35,000)	(77,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	20,000	(57,000)	(40,000)
Cash and cash equivalents - beginning of period	91,000	91,000	111,000
Cash and cash equivalents - end of period	$111,000	$34,000	$71,000

The accompanying notes are an integral part of these financial statements.

Oaks Holdings, LLC
Notes to Financial Statements
For the Year ended December 31, 2008 and Three Months ended March 31, 2009 (unaudited) and 2008 (unaudited)

1.	Business Overview

Oaks Holdings, LLC (the “Company”) is a Florida limited liability company that was formed on July 24, 2003 between Stephen D. Russell and Cathy L. Layton, as husband and wife; and Timothy Buchanan and Meredith Gail Buchanan, as husband and wife, as its members; and Stephen D. Russell and Timothy Buchanan, as its managers. The Company was formed to acquire and operate real estate properties.

The Company is the lessee of an assisted-living facility known as Windsor Oaks (the “Property”), located in Bradenton, Florida pursuant to a lease dated November 1, 2003 by and between the Company and Health Care REIT, Inc. (the “Landlord”).  The lease includes all furniture, fixtures, inventory, equipment and other items owned by the Landlord.  The lease agreement includes an option letter given by Landlord to the Company, which provides the Company with an option to purchase the Property and personal properties associated with the Property.

2.	Principles of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements, in conformity with GAAP, requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.  As of December 31, 2008 and March 31, 2009 (unaudited), the Company does not have cash balances with banks in excess of FDIC insured limits. The Company has not experienced any losses in its cash balances and believes it is not exposed to any significant credit risk on cash.

Leasehold Improvements and Equipment, net

Leasehold improvements and equipment are stated at cost, net of related depreciation and amortization. The Company is required to make subjective assessments as to the useful lives of our depreciable assets.  Depreciation is calculated using the straight-line method over the shorter of lease term or the estimated useful lives of the assets. Leasehold improvements are depreciated over the estimated useful lives ranging primarily from five to 20 years. Furniture, fixtures and equipment is depreciated over five years. The Company capitalizes costs that extend the life of the related asset.  Repair and maintenance are expensed as incurred.

Tenant and Other Receivables

Tenant and other tenant receivables consist primarily of amounts due to the Company from the tenants for rent and services provided. The Company records bad debt using the direct write-off method which approximates the allowance method. Provisions for bad debt for the year ended December 31, 2008 was approximately $8,000 and for the three months ended March 31, 2009 (unaudited) and 2008 (unaudited) was approximately $12,000 and $0, respectively.

Deferred Rent Liability

The Company records the long term facility lease as deferred rent liability.  It records the total rent payable during the lease term on a straight-line basis over the term of the lease (including the “rent holiday” period beginning upon possession of the premise and rent increases during the term), and records the difference between the minimum rents paid and the straight-line rent as a lease obligation. As of December 31, 2008 and March 31, 2009 (unaudited), deferred rent liability was approximately $254,000.

Prepaid Expenses and Deposits

Prepaid expenses and deposits consist of prepaid insurance and utility deposits.

Revenue Recognition

The Company derives most of its revenues from its rental income and services provided to tenants.  Rental and other income is recognized based on contractual arrangements with its tenants.

Rental Revenues

Rental revenue related to leases is recognized as earned.  Residents of the Property pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals and some housekeeping services.

Other Income

Other income includes enhanced services that are billed at a fixed rate per month.  These enhanced services range from basic (minimum assistance with daily living activities and reminders) to maximum (full assistance with daily living activities, personal care assistance and some escort service).

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), on a prospective basis, as amended by FASB Staff Position SFAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (“FSP FAS 157-1”) and FASB Staff Position SFAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”). SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and provides for expanded disclosure about fair value measurements. SFAS 157 applies prospectively to all other accounting pronouncements that require or permit fair value measurements. FSP FAS 157-1 amends SFAS 157 to exclude from the scope of SFAS 157 certain leasing transactions accounted for under Statement of Financial Accounting Standards No. 13, “Accounting for Leases.” FSP FAS 157-2 amends SFAS 157 to defer the effective date of SFAS 157 for all non-financial assets and non-financial liabilities except those that are recognized or disclosed at fair value in the financial statements on a recurring basis to fiscal years beginning after November 15, 2008.  The adoption of SFAS 157 did not have a material impact on the Company’s financial statements.

Effective January 1, 2008, the Company also adopted, on a prospective basis, Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The adoption of SFAS 159 did not have a material impact on its financial statements since the Company elected not to apply the fair value option for any of its eligible financial instruments or other items.

The Company generally determines or calculates the fair value of financial instruments using quoted market prices in active markets when such information is available or using appropriate present value or other valuation techniques, such as discounted cash flow analyses, incorporating available market discount rate information for similar types of instruments and our estimates for non-performance and liquidity risk. These techniques are significantly affected by the assumptions used, including the discount rate, credit spreads, and estimates of future cash flow.

The SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires the disclosure of fair value information about financial instruments whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value.

The Company’s balance sheets include the following financial instruments: cash and cash equivalents, tenant and other receivables, accounts payable and accrued liabilities. The Company considers the carrying values of cash and cash equivalents, tenant and other receivables, accounts payable and accrued liabilities to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected payment.

3.	Leasehold improvements and equipment, net

At December 31, 2008 and March 31, 2009, leasehold improvements and equipment consisted of the following assets:

	December 31, 2008	March 31, 2009 (unaudited)
Leasehold improvements and equipment	$33,000	$35,000
Accumulated depreciation	(3,000)	(4,000)
Leasehold improvements and equipment, net	$30,000	$31,000

4.	Members’ deficit

The Company was formed on July 24, 2003.Stephen D. Russell and Cathy L. Layton contributed $500 and Timothy Buchanan and Meredith Gail Buchanan contributed $500, representing a 50% and 50% interest of the members’ equity, respectively. Distributions are made in accordance with the operating agreement during the year in proportion to the number of units held by each member.

5.	Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (R), “Business Combinations” (“SFAS 141(R)”).  In summary, SFAS 141(R) requires the acquirer of a business combination to measure at fair value the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, with limited exceptions.  The standard is effective for fiscal years beginning after December 15, 2008, and is to be applied prospectively, with no earlier adoption permitted.  The adoption of this standard did not have an impact on the Company’s financial statements.

In April 2008, the FASB issued FASB Staff Position SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 intends to improve the consistency between the useful life of recognized intangible assets under SFAS No. 142, Goodwill and Other Intangible Assets, and the period of expected cash flows used to measure the fair value of the assets under SFAS No. 141(R). FSP FAS 142-3 amends the factors an entity should consider in developing renewal or extension assumptions in determining the useful life of recognized intangible assets.  It requires an entity to consider its own historical experience in renewing or extending similar arrangements, or to consider market participant assumptions consistent with the highest and best use of the assets if relevant historical experience does not exist.  In addition to the required disclosures under SFAS No. 142, FSP FAS 142-3 requires disclosure of the entity’s accounting policy regarding costs incurred to renew or extend the term of recognized intangible assets, the weighted average period to the next renewal or extension, and the total amount of capitalized costs incurred to renew or extend the term of recognized intangible assets.  FSP FAS 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008.  While the standard for determining the useful life of recognized intangible assets is to be applied prospectively only to intangible assets acquired after the effective date, the disclosure requirements shall be applied prospectively to all recognized intangible assets as of, and subsequent to, the effective date.  Early adoption is prohibited.  The adoption of FSP FAS 142-3 did not have a material impact on the Company’s financial statements.

In December 2008, the FASB issued FASB Staff Position (FSP) FIN 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises” (“FSP FIN 48-3”). FSP FIN 48-3 permits an entity within its scope to defer the effective date of FASB Interpretation 48 (Interpretation 48), Accounting for Uncertainty in Income Taxes, to its annual financial statements for fiscal years beginning after December 15, 2008. The Company has elected to defer the application of Interpretation 48 for the year ended December 31, 2008. The Company evaluates its uncertain tax positions using the provisions of FASB Statement 5, Accounting for Contingencies. Accordingly, a loss contingency is recognized when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized. Given the pass-through nature of the Company, no provision for income taxes are made in the accompanying financial statements as earnings are reported by and are the responsibility of the members.

In June 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (“SFAS 165”).  SFAS 165 provides guidance on management’s assessment of subsequent events, including guidance on the scope and timing.  SFAS 165 also defines which types of subsequent events should be recognized in the financial statements and the extent to which an entity should disclose information regarding subsequent events.  SFAS 165 is effective for interim or annual periods ending after June 15, 2009.  The Company does not expect the adoption of this standard to have a material effect on its financial condition, results of operations, or cash flows.

6.	Commitments and Contingencies

The Company’s commitments and contingencies include the usual obligations of assisted-living facility operators in the normal course of business.  In the opinion of management, these matters are not expected to have a material impact on the Company’s financial position, results of operations, and cash flows. The Company is not presently subject to any material litigation nor, to its knowledge, is any material litigation threatened against the Company which if determined unfavorably would have a material adverse effect on the Company’s cash flows, financial condition or results of operations.

7.	Subsequent Event

On May 1, 2009, the Company exercised the option to purchase the Property and simultaneously terminated the lease agreement.  Concurrently, the Company sold the Property to Cornerstone Growth & Income REIT, Inc., a non-related party, for a selling price of approximately $4.5 million.

CORNERSTONE GROWTH & INCOME REIT, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Cornerstone Growth & Income  REIT, Inc. (the “Company”) for the year ended December 31, 2008 and for the three months ended March 31, 2009  have been prepared as if the acquisition of Windsor Oaks (the “Property”) had occurred as of January 1, 2008.   The unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2009 has been prepared as if the acquisition of the Property had occurred on March 31, 2009.

The Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008; the Unaudited Financial Statements of the Company as of and for the three months ended March 31, 2009 included in the Company’s  Quarterly Report on Form 10-Q for the three months ended March 31, 2009;  and (iii) the Statements of Operations of the Property for the year ended December 31, 2008 and three months ended March 31, 2009 filed herewith.

The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Property had been completed on the date indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE GROWTH & INCOME REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2009

				Proforma
	March 31,	Recent		March 31,
	2009 (A)	Acquisition		2009

ASSETS
Cash and cash equivalents	$4,474,000	$(1,780,000	)(B)	$2,694,000
Investment in real estate
Land	4,256,000	390,000	(B)	4,646,000
Building, equipment and improvements	13,910,000	2,819,000	(B)	16,729,000
Furniture and fixtures, net	261,000	111,000	(B)	372,000
Identified intangible assets	1,256,000	774,000	(B)	2,030,000
	19,683,000	4,094,000		23,777,000

Escrow and other deposit	114,000	(110,000	)(B)	4,000
Deferred financing costs, net	125,000	38,000	(C)	163,000
Tenant and other receivables, net	520,000	31,000	(B)	551,000
Other assets	87,000	-		87,000
Goodwill	363,000	406,000	(B)	769,000
Total assets	$25,366,000	$2,679,000		$28,045,000

LIABILITIES AND EQUITY
Liabilities:
Note payable to related party	$14,000,000	$2,760,000	(C)	$16,760,000
Accounts payable and accrued liabilities	544,000	24,000	(B)	568,000
Payable to related parties	2,325,000	-		2,325,000
Prepaid rent and security deposits	152,000			152,000
Dividend Payable	91,000	-		91,000
Total liabilities	17,112,000	2,784,000		19,896,000

EQUITY
Stockholders' equity:
Common stock, $.01 par value; 580,000,000 shares authorized; 1,535,039 and 1,058,252 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	15,000	-		15,000
Additional paid-in capital	10,600,000	-		10,600,000
Accumulated deficit	(2,347,000)	(105,000	)(D)	(2,452,000)
Total stockholders' equity	8,268,000	(105,000)		8,163,000
Noncontrolling interest	(14,000)	-		(14,000)
Total equity	8,254,000	(105,000)		8,149,000
Total liabilities and equity	$25,366,000	$2,679,000		$28,045,000

(A)	Derived from the Cornerstone Growth & Income REIT, Inc’s consolidated financial statements as of March 31, 2009.

(B)
Represents the purchase price allocation of the Property in accordance with Statement of Financial Standards No. 141R, “Business Combination,” and other working capital assets acquired and liabilities assumed. Under FAS No.141R, the acquisition cost is allocated to a property’s tangible (primarily land, building, equipment and site improvements) and intangible (in-place leases, tenant relationship and goodwill) assets at their estimated fair value. The purchase price allocations to tenant relationships and in-place lease values are calculated based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the respective tenant. Goodwill represents the excess of identified acquisition costs over the fair value of net assets of businesses acquired. As of March 31, 2009, we had paid a $100,000 acquisition deposit in connection with the acquisition of the Property and $10,000 in financing fees. The acquisition cost has been allocated to land ($390,000), building and improvements ($2,819,000), furniture and fixtures ($111,000), in-place lease values ($656,000), tenant relationship value ($118,000) and goodwill ($406,000).

(C)
This represents a total of $2.76 million in loan agreements we entered into with The PrivateBank and Trust Company in connection with the acquisition of the Property.  Of the total loan amount, $2.4 million matures on May 1, 2014 with no option to extend and bears a fixed interest rate of 6.25% per annum. The remainder, $0.36 million will mature on May 1, 2014 and bears a variable interest rate equivalent to prevailing market certificate deposits rate plus a 1.5% margin. We may repay the loan, in whole or in part, on or before May 1, 2014, subject to prepayment premiums.   Monthly payments for the first twelve months will be interest-only.  Monthly payments beginning the thirteenth month will include interest and principal based on a 25-year amortization period.   We paid a 1% loan fee on $2.4 million of the notes payable. In addition, we paid approximately $14,000 in legal expenses related to this loan.

(D)	This represents closing costs incurred at the time of the Property’s acquisition.

CORNERSTONE GROWTH & INCOME REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2008

	Historical (A)	Recent Acquisition		Pro Forma

Revenues:
Rental revenues	$-	$1,237,000	(B)	$1,237,000
Other revenues	-	279,000	(B)	279,000
	-	1,516,000		1,516,000

Expenses:
Property operating and maintenance	-	1,336,000	(C)	1,336,000
Real estate acquisition costs	358,000	-	(D)	358,000
General and administrative expenses	875,000	-		875,000
Asset management fees	-	45,000	(E)	45,000
Depreciation and amortization	-	653,000	(F)	653,000
	1,233,000	2,034,000		3,267,000
Operating loss	(1,233,000)	(518,000)		(1,751,000)

Interest income	7,000	-		7,000
Interest expense	(1,000)	(163,000	)(G)	(164,000)

Net loss	(1,227,000)	(681,000)		(1,908,000)
Less: net loss attributable to noncontrolling interest	(121,000)	(11,000	)(H)	(132,000)
Net loss attributable to common stockholders	$(1,106,000)	$(670,000)		$(1,776,000)

Basic and diluted net loss per common share attributable to common stockholders	$(12.90)	$(3.31)		$(6.17)

Weighted average number of common shares	85,743	202,326	(I)	288,069

(A)	Represents the historical results of operations of Cornerstone Growth & Income REIT, Inc. for the year ended December 31, 2008.

(B)	Represents the Property’s rental revenues and other income for the year ended December 31, 2008.

(C)
Represents property operating expenses (not reflected in the historical statement of operations of Cornerstone Growth & Income REIT, Inc. for the year ended December 31, 2008) based on historical operations of the previous owner except for real estate property tax which is calculated based on an estimated reassessed tax basis subsequent to the acquisition.

(D)
Cornerstone Growth & Income REIT, Inc. incurred a total of $195,000 in acquisition fee and expenses related to the acquisition of this property.  As these are nonrecurring charges, they had been excluded from the unaudited pro forma consolidated statement of operations.

(E)
Represents asset management fees that would be due to our advisor had the assets been acquired on January 1, 2008.  The advisory agreement requires us to pay our advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with generally accepted accounting principles in the United States of America (GAAP).

(F)
Represents depreciation expense based on the allocation of the purchase price.  Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. The amortization of in-place leases is based on an allocation of $656,000 which is amortized over one and a half years. The amortization of tenant relationship is based on an allocation of $118,000 which is amortized over one year.  The Company allocates the purchase price in accordance with Financial Accounting Standards Board Statement No. 141R, Business Combinations (“FAS 141R”). Under FAS 141R, the purchase price is allocated to a property’s tangible (primarily land, building, site improvements) and intangible assets at their estimated fair value.

(G)	Represents interest expense which is calculated based on the rate per the loan agreements at the time of closing the acquisition.

(H)	Represents minority interest share of approximately 1.6% of the net loss of the Property.

(I)
The Property was acquired using proceeds, net of offering costs, received from our initial public offering at $10.00 per share, necessary to fund the transaction. The weighted-average number of shares of common stock assumes these proceeds were raised as of January 1, 2008.

CORNERSTONE GROWTH & INCOME REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2009

	Historical (A)	Recent Acquisition		Pro Forma

Revenues:
Rental revenues	$781,000	$308,000	(B)	$1,089,000
Other income	274,000	73,000	(B)	347,000
	1,055,000	381,000		1,436,000

Expenses:
Property operating and maintenance	880,000	343,000	(C)	1,223,000
Real estate acquisition costs	505,000	-		505,000
General and administrative expenses	360,000	-		360,000
Asset management fees	37,000	11,000	(D)	48,000
Depreciation and amortization	201,000	134,000	(E)	335,000
	1,983,000	488,000		2,471,000
Operating (loss) income	(928,000)	(107,000)		(1,035,000)

Interest income	1,000	-		1,000
Interest expense	(191,000)	(41,000	)(F)	(232,000)

Net loss	(1,118,000)	(148,000)		(1,266,000)
Less: net loss attributable to noncontrolling interest	(10,000)	(2,000	)(G)	(12,000)
Net loss attributable to common stockholders	$(1,108,000)	$(146,000)		$(1,254,000)

Basic and diluted net loss per common share attributable to common stockholders	$(0.89)	$(0.93)		$(0.90)

Weighted average number of common shares	1,240,370	157,438	(H)	1,397,808

(A)	Represents the historical results of operations of Cornerstone Growth & Income REIT, Inc. for the three months ended March 31, 2009.

(B)	Represents the Property’s rental revenues and other income for the three months ended March 31, 2009.

(C)
Represents property operating expenses (not reflected in the historical statement of operations of Cornerstone Growth & Income REIT, Inc. for the three months ended March 31, 2009) based on historical operations of the previous owner except for real estate property tax which is calculated based on an estimated reassessed tax basis subsequent to the acquisition.

(D)
Represents asset management fees that would be due to our advisor had the assets been acquired on January 1, 2008.  The advisory agreement requires us to pay our advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with generally accepted accounting principles in the United States of America (GAAP).

(E)
Represents depreciation expense based on the allocation of the purchase price.  Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. The amortization of in-place leases is based on an allocation of $656,000 which is amortized over one and a half years. The amortization of tenant relationship is based on an allocation of $118,000 which is amortized over one year.  We allocates the purchase price in accordance with Financial Accounting Standards Board Statement No. 141R, Business Combinations (“FAS 141R”). Under FAS 141R, the purchase price is allocated to a property’s tangible (primarily land, building, site improvements) and intangible assets at their estimated fair value.

(F)	Represents interest expense which is calculated based on the rate per the loan agreements at the time of closing the acquisition.

(G)	Represents minority interest share of approximately 1.2% of the net loss of the Property.

(H)
The Property was acquired using proceeds, net of offering costs, received from our initial public offering at $10.00 per share, necessary to fund the transaction. The weighted-average number of shares of common stock assumes these proceeds were raised as of January 1, 2008.